Exhibit 99.1

Custom Truck One Source Announces Management Transition Plan

- Appoints Interim Chief Financial Officer -

- Provides Preliminary First Quarter 2022 Revenue, Net Loss and Adjusted EBITDA Ranges -

KANSAS CITY, Mo., April 26, 2022 – Custom Truck One Source, Inc. (“Custom Truck One Source” or the “Company”) (NYSE: CTOS) today announced that Todd Barrett, Chief Accounting Officer, will be appointed interim Chief Financial Officer effective May 13, 2022, concurrent with the resignation of Brad Meader, the Company’s existing Chief Financial Officer. Mr. Meader, who will remain with the Company until May 27, 2022, and will assist in the transition, informed the Company of his intention to resign for another opportunity at a private company. The Custom Truck One Source Board of Directors has initiated a search for a successor to Mr. Meader.

Custom Truck One Source is providing a preliminary first quarter 2022 revenue range of $363 million to $366 million, a net loss range of $10 million to $8 million, and an Adjusted EBITDA range of $90 million to $93 million. The Company is scheduled to release first quarter 2022 financial results after the market close on Tuesday, May 10, 2022.

Fred Ross, CEO of Custom Truck One Source, commented “Given our strong finance team in place, we look forward to a smooth transition under Todd’s leadership. On behalf of everyone at Custom Truck and our Board of Directors, we thank Brad for his many years of service and numerous contributions to the Company, and we wish him the very best in his new endeavor.”

Mr. Barrett, age 51, has served as the Chief Accounting Officer of the Company since 2019. Prior to joining the Company, Mr. Barrett was at Ernst & Young LLP for more than 20 years and served as a Partner from 2008 to 2018. Mr. Barrett received a Bachelors in Business Administration from The Ohio State University.

NON-GAAP FINANCIAL MEASURE

In addition to its results determined in accordance with U.S. GAAP, the Company believes that Adjusted EBITDA, a non-GAAP financial measure, is useful in evaluating its operating performance.

Adjusted EBITDA is defined as net income (loss) plus interest expense, provision for income taxes, depreciation and amortization, and further adjusted for non-cash purchase accounting impact, transaction and process improvement costs, including business integration expenses, share-based payments, the change in fair value of derivative instruments, sales-type lease adjustment, and other special charges that are not expected to recur. This non-GAAP measure is subject to certain limitations.

The following table provides a reconciliation of first quarter 2022 preliminary net loss to Adjusted EBITDA:

	Three Months Ended March 31, 2022
(in $ millions)	Low	High
Net income (loss)	$(10)	$(8)
Interest expense	21	21
Income tax expense (benefit)	1	1
Depreciation and amortization	63	63
EBITDA	75	77
Adjustments:
Non-cash purchase accounting impact (1)	8	9
Transaction and integration costs (2)	5	5
Sales-type lease adjustment (3)	1	1
Share-based payments (4)	3	4
Change in fair value of derivative and warrants (5)	(2)	(3)
Adjusted EBITDA	$90	$93

(1)	Represents the non-cash impact of purchase accounting, net of accumulated depreciation, on the cost of equipment and inventory sold. The equipment and inventory acquired received a purchase accounting step-up in basis, which is a non-cash adjustment to the equipment cost pursuant to our credit agreement.
(2)	Represents transaction costs related to acquisitions of businesses, including post-acquisition integration costs, which are recognized within operating expenses in our consolidated Statements of Comprehensive Income (Loss). These expenses are comprised of professional consultancy, legal, tax and accounting fees. Also included are expenses associated with the integration of acquired businesses.
(3)	Represents the adjustment for the impact of sales-type lease accounting for certain leases containing rental purchase options (or “RPOs”), as the application of sales-type lease accounting is not deemed to be representative of the ongoing cash flows of the underlying rental contracts. This adjustment is made pursuant to our credit agreement.

(4)	Represents non-cash share-based compensation expense associated with the issuance of stock options and restricted stock units.

(5)	Represents the charge to earnings for our interest rate collar and the change in fair value of the liability for warrants.

ABOUT CUSTOM ONE TRUCK ONE SOURCE

Custom Truck One Source is a leading provider of specialized truck and heavy equipment solutions to the utility, telecommunications, rail and infrastructure markets in North America. The Company’s solutions include rentals, sales, aftermarket parts, tools, accessories and service, equipment production, manufacturing, financing solutions, and asset disposal. With vast equipment breadth, the Company’s team of experts service its customers across an integrated network of locations across North America. For more information, please visit customtruck.com.

FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in this press release. This press release is based on certain assumptions that the Company’ management has made in light of its experience in the industry, as well as the Company’s perceptions of historical trends, current conditions, expected future developments and other factors the Company believes are appropriate in these circumstances. As you read and consider this press release, you should understand that these statements are not guarantees of performance or results. Many factors could affect the Company’s actual performance and results and could cause actual results to differ materially from those expressed in this press release. Important factors, among others, that may affect actual results or outcomes include: difficulty in integrating the Nesco Holdings, Inc. (“Nesco Holdings”) and Custom Truck One Source, L.P. (“Custom Truck LP”) businesses and fully realizing the anticipated benefits of the acquisition between Nesco Holdings and Custom Truck LP (the “Acquisition”), as well as significant transaction and transition costs that we will continue to incur following the Acquisition; material disruptions to our operation and manufacturing locations as a result of public health concerns, including COVID-19, equipment failures, natural disasters, work stoppages, power outages or other reasons; the cyclical nature of demand for our products and services and our vulnerability to industry, regional and national downturns, which impact, among others, our ability to manage our rental equipment; our inability to obtain raw materials, component parts and/or finished goods in a timely and cost-effective manner, and our inability to manage our rental equipment in an effective manner; any further increase in the cost of new equipment that we purchase for use in our rental fleet or for our sales inventory; disruptions in our supply chain as a result of the ongoing COVID-19 pandemic; aging or obsolescence of our existing equipment, and the fluctuations of market value thereof; our inability to recruit and retain the experienced personnel, including skilled technicians, we need to compete in our industries; disruptions in our information technology systems or a compromise of our system security, limiting our ability to effectively monitor and control our operations, adjust to changing market conditions, and implement strategic initiatives; unfavorable conditions in the capital and credit markets and our inability to obtain additional capital as required; our dependence on a limited number of manufacturers and suppliers and on third-party contractors to provide us with various services to assist us with conducting our business; potential impairment charges; our exposure to various risks related to legal proceedings or claims, and our failure to comply with relevant laws and regulations, including those related to occupational health and safety, the environment, government contracts, and data privacy and data security; the interest of our majority stockholder, which may not be consistent with the other stockholders; our significant indebtedness, which may adversely affect our financial position, limit our available cash and our access to additional capital, prevent us from growing our business and increase our risk of default; our inability to attract and retain highly skilled personnel and our inability to retain our senior management; our inability to generate cash, which could lead to a default; significant operating and financial restrictions imposed by the indenture, dated as of April 1, 2021, and our senior secured asset-based revolving credit agreement; increases in unionization rate in our workforce; changes in interest rates, which could increase our debt service obligations on the variable rate indebtedness and decrease our net income and cash flows; and the phase-out of LIBOR and uncertainty as to its replacement. For a more complete description of these and other possible risks and uncertainties, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and its subsequent reports filed with the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements.

INVESTOR CONTACT

Brian Perman, Vice President, Investor Relations

844-403-6138

investors@customtruck.com

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